EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-52437 and 033-65291) of Rayonier Inc. of our report dated June 29, 2026, relating to the financial statements and supplemental schedule of the Rayonier Investment and Savings Plan for Salaried Employees which appear in this Form 11-K for the year ended December 31, 2025.
/s/ Ennis, Pellum & Associates, PLLC

Ennis, Pellum & Associates, PLLC
Jacksonville, Florida
June 29, 2026